UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2016
Cardinal Resources, Inc.
 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-54983
(Commission File Number)

47-1579622
 (IRS Employer Identification No.)

201 Penn Center Blvd. Suite 401
Pittsburgh, Pennsylvania 15235
 (Address of principal executive offices)(Zip Code)

(412) 374-0989
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Share Repurchase Program and Direct Share Buyback; Closing of Financing.

On May 4, 2016, the board of directors of Cardinal Resources, Inc., a Nevada corporation (the "Company"), authorized a share repurchase program (the "Share Repurchase Program"), pursuant to which the Company may, from time to time, purchase shares of its common stock for an aggregate repurchase price not to exceed $500,000. Share repurchases, if any, will be executed through open market transactions only. The timing and actual number of shares purchase, if any, will depend upon a variety of factors including the availability of funds to the Company for a repurchase, price, corporate and regulatory requirements and other market conditions.

Funds to be used for the Share Repurchase Program is planned to come from the sale of shares of common stock of the Company under that certain Securities Purchase Agreement (the "Securities Purchase Agreement"), dated December 9, 2015, by and between the Company and Hangzhou Sky Valley Water Technology Co., Ltd., which requires that the Company use $500,000 of proceeds from the sales of shares of common stock under the Securities Purchase Agreement for the repurchase of its own shares of common stock.  Terms and conditions of the Securities Purchase Agreement are disclosed in the Company's Current Report on Form 8-K (File No. 000-54983), filed with the Securities and Exchange Commission ("SEC") on April 15, 2016.

On May 5, 2016, the Company received $1,116,000, as part of its prospective financing of up to $7,500,000 under the Securities Purchase Agreement, but a fixed amount of such $1,116,000 has not yet been designated for share buyback under the Share Repurchase Program.  There is no assurance that additional closings for financing under the Securities Purchase Agreement will occur.

The Company plans to report repurchases and of its shares of common stock under the Share Repurchase Program on a quarterly basis, in the Company's filings made with the SEC.

The Share Repurchase Program has an expiration date of December 31, 2016, and does not obligate the Company to purchase any shares. The authorization for the Share Repurchase Program may be terminated, increased or decreased by the Company's Board of Directors at any time.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description
10.1	Securities Purchase Agreement, dated December 9, 2015, by and between the Company and Hangzhou Sky Valley Water Technology Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Resources, Inc.

Date:  May 5, 2016                                                                       By:      /s/    Kevin Jones
Name:  Kevin Jones
Title: President and Chief Executive Officer